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                                                                    EXHIBIT 10.3

                              SUBLEASE AGREEMENT

          This Sublease is made this _______ day of _______________, 1999 at Travis County, Texas by and between POWERSHIFT VENTURES, LLC, (herein, "SUBLESSOR"), and SHBANG! INC., (herein, "SUBLESSEE").

                                 RECITALS:

          A. Pursuant to the Office Building Lease Agreement dated December 26, 1995, between Motorola, Inc. ("MOTOROLA"), as tenant, and AAW Lakewood, Ltd., as landlord (as amended by the First Amendment to Lease Agreement dated April 8, 1996, the Second Amendment to Lease Agreement dated September 10, 1996, the Third Amendment to Office Building Lease Agreement dated January 23, 1998, all of which are attached hereto as Exhibit "A" and are collectively referred to as the ("MAIN LEASE"), and the Assignment and Assumption of Lease dated _______________, 1999, the ("ASSIGNMENT") by and between Motorola and Sublessor, Sublessor has become the Tenant under the Lease for certain premises described therein consisting of 30,000 square feet of space (the "PREMISES") in the office building known as Building A of Lakewood on the Park in Austin, Texas (the "BUILDING");

          B. Hub Properties Trust ("LANDLORD") is the successor in interest to Austin Lakewood on the Park, Ltd. and is the current owner of the Building and the rights and interests of the landlord under the Lease; and

          C. Sublessor desires to sublease the Premises to Sublessee and Sublessee is willing to assume the obligations imposed upon Sublessor accruing from and after the commencement date of the term of this Sublease under the Lease, subject to and conditioned upon agreements hereinafter set forth.

          In consideration of the mutual promises contained herein, Sublessor hereby subleases the Premises to Sublessee, subject to the terms of the Main Lease, and subject further to the provisions of this Sublease, as follows:

1. Main Lease. From and after the commencement date of the term of this Sublease, Sublessee agrees to abide by and observe all the terms, covenants and conditions of the Main Lease.

2. Term and Termination. The term of this Sublease shall commence as of the effective date of the Assignment ("EFFECTIVE DATE") and shall terminate February 28, 2001, unless earlier terminated pursuant to the Main Lease.

3. Incorporation of Main Lease. Insofar as the provisions of the Main Lease do not conflict with the specific provisions of this Sublease, they and each of them are incorporated into this Sublease as if fully completely rewritten herein, and Sublessee agrees to be bound to the Sublessor by all the terms of the Main Lease and to assume towards Sublessor and perform all the obligations and responsibilities accruing from and after the

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     commencement date of the term of this Sublease that Sublessor, by the Main
     Lease, assumes towards the Landlord, except for the payment of rent by Sublessee to Sublessor, which is governed by Paragraph 4 herein. Terms not defined in this Sublease shall have the meanings given such terms in the Main Lease. Sublessee agrees to look solely to Landlord for any and all remedies it may seek for any damages of any kind related to the Main Lease, except as expressly provided in this Sublease; provided, however, the foregoing shall not impair Sublessee's right to seek any remedies it may have against Sublessor due to Sublessor's breach of this Sublease. Sublessor shall have no liability to Sublessee for any wrongful action or default on the part of Landlord pursuant to the terms of the Main Lease, and Sublessee hereby agrees to look solely to Landlord in event of any such wrongful action or default; provided, however, that Sublessor shall not do anything nor permit anything to be done that would cause the Main Lease to be terminated or forfeited because of any right of termination or forfeiture reserved or vested in Landlord, Sublessor, or any other party under the Main Lease. Sublessor will indemnify and hold Sublessee harmless from and against all liabilities and claims of any kind (i) arising out of or relating to the Tenant's obligations under the Main Lease accruing on or prior to the commencement date of the term of this Sublease, or (ii) by reason of any breach or default under the Main Lease that is caused by any act or omission on the part of Sublessor, its employees, agents or contractors by reason of which the Main Lease may be terminated or forfeited. All of the parties hereto agree that, notwithstanding any default under the Main Lease by Landlord, Sublessor, or any other parties under the Main Lease, Sublessor will not disturb Sublessee's quiet possession of the Premises throughout the term of this Sublease so long as Sublessee is not in default of its rental payments to Landlord pursuant to this Sublease. Specifically, and without limiting the generality of the foregoing, Sublessor shall not exercise its right to terminate the Main Lease pursuant to Section I.B. of the Main Lease. Sublessor's indemnity and other obligations pursuant to this section shall survive the expiration or termination of the Main Lease and this Sublease.

4. Rent. Sublessee agrees to pay directly to Landlord, as and when due, all amounts accruing from and after the commencement date of the term of this Sublease as base rent, Tenant Costs, and any and all other costs that Sublessor would be obligated to pay as Tenant under the Main Lease, provided that, with respect to Tenant Costs that are billed by Landlord to Sublessor from time to time that require payment by Sublessor to Landlord under the terms of the Main Lease (e.g., estimates of variable Tenant Costs that change from month to month or annually), Sublessor shall, immediately upon receipt of such bill or notice, forward such bill or notice to Sublessee.

5. Alterations and Improvements; Sublease. Sublessee shall make no alterations or improvements to the Premises without Sublessor's and Landlord's prior written consent pursuant to the terms and provisions of the Main Lease (which consent by Sublessor shall not be unreasonably withheld or delayed); any permitted alterations or improvements shall be at Sublessee's sole cost and expense. Sublessee may, without Landlord's consent, erect such shelves, bins, office equipment and trade fixtures as it desires, as may be permitted under the Main Lease. Sublessee shall have no right to assign or sublet any interest in this Sublease without first obtaining the written consent of the Landlord and

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     Sublessor, which consent may or may not be granted by the Landlord or
     Sublessor in their sole opinion, judgment or discretion.

6. Insurance. Sublessee agrees that under all applicable insurance provisions of the Main Lease, whenever Landlord is named as an additional insured and provided with proof of such insurance, Sublessor will also be named as an additional insured and provided with proof of insurance, pursuant to the terms of such insurance provisions.

7. Indemnification. Sublessee agrees to indemnify and hold harmless Sublessor from and against any and all claims, liabilities, losses, damages, costs, expenses (including attorneys' fees and costs) or demands of any kind whatsoever and however arising, resulting from this Sublease or the tenancy created hereby, including but not limited to mechanics liens caused directly or indirectly due to Sublessee's actions or failure to act, any acts by Sublessee which result in breach of the Main Lease, any other damage caused by Sublessee, or any loss, damage or costs incurred in connection with the Premises as a result of alterations or improvements to the Premises performed by Sublessee or Sublessee's agents or independent contractors after the commencement of the term of this Sublease (collectively, "LOSSES"), unless such Losses result from the negligence of Sublessor.

8. Default. The following events shall be deemed to be events of default by Sublessee under this Sublease: any events of default by Sublessee, listed as events of default by Tenant set forth in the Main Lease, or any default in the provisions of this Sublease. Upon the occurrence of any such events of default, and in addition to any other available remedies provided by law or in equity, Sublessor shall have all remedies granted to Landlord in the Main Lease.

9. Consent of Landlord. This Sublease is subject to and conditioned upon the approval and consent of the Landlord. Sublessee and Sublessor have executed this Sublease upon the understanding that this Sublease shall not in any way bind Sublessor or Sublessee until receipt by Sublessor and Sublessee of the written consent of Landlord. In the event Sublessee and Sublessor do not receive written consent of Landlord for this Sublease on or before April 1, 1999, this Sublease shall automatically terminate and Sublessee and Sublessor shall have no further rights or obligations under this Sublease except as expressly set forth herein.

10. Brokers. Sublessor and Sublessee warrant and represent to each other that no brokers are entitled to receive a commission in connection with this Sublease except in accordance with separate written commission agreements, if any. Each party hereto ("FIRST PARTY") hereby indemnifies and holds the other party hereto harmless from and against any and all claims for realtors' or brokers' commissions in connection with this Sublease made by parties claiming by, through or under the First Party.

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11.  Miscellaneous.

          11.1 Notices. Any notice or other communication required or permitted to be given under this Sublease shall be in writing and shall be deemed to be delivered on the date it is hand delivered to the party to whom such notice is given, at the address set forth below, or if such notice is mailed, on the date on which it is deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the party to whom such notice is directed, at the address set forth below:

     If to Sublessor:                     If to Sublessee:
     POWERSHIFT VENTURES LLC              SHBANG! INC.
     Suite 220                            Suite 220
     7600 B N. Capital of Texas Highway   7600 B N. Capital of Texas Highway
     Austin, TX  78731                    Austin, TX  78731

          11.2 Severability. In the event any one or more of the provisions contained in this Sublease shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

          11.3 Waiver of Breach. The waiver by Sublessor of any breach or violation of any provision of this Sublease shall not operate as, or be construed to be, a waiver of any subsequent breach of the same or any other provision hereof.

          11.4 Entire Agreement. This agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings and written or oral agreements between the parties respecting the subject matter of this Sublease.

          11.5 Further Assurances, Nondisturbance. Each party agrees to execute and deliver such additional .documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Sublease and the transactions contemplated hereby. To the extent Sublessor is party to a non-disturbance agreement with any mortgagee of the Building, Sublessee shall be entitled to the benefit thereof.

          11.6 Representations and Covenants of Sublessor. Sublessor, for itself and its legal representatives, successors and assigns, covenants and represents to Sublessee and agrees as follows:

          (a) Sublessor, as of the Effective Date, has full right, authority and power to sublease the Premises, subject to Landlord's consent;

          (b) No other assignment or sublease of the Main Lease has been made by Sublessor, and the rights and interests of Sublessor in and under the Main Lease are as of the Effective Date free and clear of any liens and encumbrances made by Sublessor;

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          (c) As of the Effective Date, Sublessor is not in default under any of the terms of the Main Lease.

          (d) Sublessor has no knowledge of any default in the performance and observance of obligations contained in the Main Lease to be kept, observed and performed by Landlord, or of any condition which with the giving of notice or passage of time, or both, would constitute a default under the Main Lease;

          (e) If Sublessee requests Sublessor to do so, Sublessor shall at Sublessee's expense use commercially reasonable efforts to enforce the obligations of Landlord under the Main Lease and to maintain the Main Lease in full force and effect throughout the term of this Sublease; and

          (f) Sublessor has not exercised prior to the date hereof, and will not exercise from and after the date hereof, the early termination right of the Tenant in section I.B. of the Main Lease.

          11.7 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Sublease.

          11.8 Multiple Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. A facsimile signature may be used for any purpose in lieu of an original signature.

          11.9 Attorney Fees. In the event either party hereto commences an action or proceeding against the other with respect to this Sublease, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and costs.

          EXECUTED as of the day and year first above written.

Sublessor:                          Sublessee:

POWERSHIFT VENTURES, LLC            SHBANG! INC.



By:__________________________       By:__________________________
Title:_______________________       Title:_______________________

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                                 CONSENT BY LANDLORD

          HUB PROPERTIES TRUST, Landlord under the Main Lease referred to in this Sublease, hereby consents to the foregoing Sublease, and, notwithstanding section 12 of the Main Lease or any other provision of the Main Lease, Landlord consents to the continued use of the computer labs within the Premises by Sublessee, and such use is not a violation of or an Event of Default under the Main Lease or this Sublease.

LANDLORD:
HUB PROPERTIES TRUST

By:___________________________
Printed Name:_________________
Title:________________________

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